SETTLEMENT AND MUTUAL RELEASE AGREEMENT


This Settlement and Mutual Release Agreement ("Agreement") is made as of this 30th day of May, 2000 ("Effective Date"), by and between FutureOne, Inc., a Nevada corporation, with offices at 4250 East Camelback Road, Suite K124, Phoenix, Arizona 85018 ("FutureOne"), Networld.com, Inc., an Arizona corporation, with offices at 4250 East Camelback Road, Suite K124, Phoenix, Arizona 85018 ("Networld") and Kenneth P. Eck, an individual, residing at 3015 West Feather Sound Drive, Anthem, AZ 85086 ("Eck") (collectively the "Parties").

WHEREAS, on or about November 19, 1999, FutureOne and Networld entered into an Asset Purchase Agreement with RMI Net, Inc. ("RMI") to sell its Internet access business, including all of its personal and business Internet access customers in Phoenix, Flagstaff, Tucson, Lake Havasu City, Prescott, Florence, Wickenburg and Payson, Arizona and all of the equipment related to providing Internet access to the then current Internet subscribers to RMI for approximately $2.75 million in RMI common stock.

WHEREAS, under the terms of the Asset Purchase Agreement, 50 percent of the RMI common stock was to be immediately available for sale, 20 percent was to be available for sale in six months, 20 percent was to be available for sale in one year and 10 percent was to be held in escrow for eighteen months to cover any adverse claim that may be made against the assets transferred.

WHEREAS, Eck was the owner/operator of that portion of the Internet access business covering Wickenburg, Arizona pursuant to certain understandings and agreements which existed between himself, Networld and FutureOne ("Wickenburg Franchise"). An oral agreement existed between the Parties that Eck would receive compensation for selling the assets of the Wickenburg Franchise in the form of RMI common stock, but that compensation was not made to Eck at the time the Asset Purchase Agreement was concluded.

WHEREAS, Networld, FutureOne and Eck now wish to fully and finally resolve any and all issues, claims or demands as between them relating in any manner to the sale of the assets of the Wickenburg Franchise; the Parties further desire to now document the termination and cancellation of the Wickenburg Franchise and discharge and release one another from any liability, claims, demands, damages or losses relating to the sale of the assets of the Wickenburg Franchise.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein, the execution of this Agreement, and the faithful performance of same by each of the Parties hereto, Networld, FutureOne and Eck hereby agree as follows:

(1) The Wickenburg  Franchise  Agreement and any and all related  understandings
and  agreements   thereto  by  and  between  the  Parties  shall  be  considered terminated, cancelled and of no force or effect as of November 19, 1999.

(2) FutureOne shall enter into a Promissory Note, the form of which is attached hereto as Exhibit A, for the benefit of Eck in the amount of $64,800. FutureOne further agrees that upon execution of this Agreement, it will promptly transfer 7385 shares of RMI common stock to Eck, assuming such stock may be legally transferred in compliance with applicable law.

Eck agrees to accept the forgoing Promissory Note and RMI common stock from FutureOne in total complete satisfaction of all compensation, monies or obligations that may be due from FutureOne and/or Networld to Eck arising from, in connection with or relating in any manner to the facts, circumstances and events of the sale of the Internet access business to RMI, including the assets of the Wickenburg Franchise.

(3) In consideration of the terms and conditions of this Agreement, FutureOne, Networld and Eck, on behalf of themselves and on behalf of all and each of their predecessors, successors, partners, affiliated and related entities, officers, directors, assigns, agents, employees and representatives, hereby mutually release and forever discharge each other and each of their respective predecessors, successors, partners, affiliated and related entities, officers, directors, assigns, agents, employees, representatives, and all persons, firms, associations and/or corporations connected with them, including without limitation, their insurers and attorneys, who are or may ever become liable to them, of and from any and all claims, demands, causes of actions, liens, damages, losses, costs, attorneys' fees and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, which have existed or may have existed, or which do exist, or which thereafter can, shall, or may have existed, including, but not limited to, all claims which arise out of or are in any way connected with the the sale of the Internet access business to RMI, including the assets of the Wickenburg Franchise, and including further any and all claims for incidental, consequential or actual damages therefrom ("Released Matters").

(4) Nothing contained herein or set forth in the release provisions of this Agreement shall constitute a release of the obligations of the Parties to comply with the terms and conditions of this Agreement.

(5) It is understood and agreed by the Parties that the execution of this Agreement and the consideration therefore shall not to be construed as an admission of liability on the part of any Party.

(6) Each Party hereto acknowledges that they are aware that they may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention hereby fully, finally and forever to settle and release all claims, demands, damages and losses relating to the Released

Matters, known or unknown, suspected or unsuspected, that now exists, may exist, or previously existed between them and that in furtherance of such intention this Release shall be and remain in effect as a full and complete general mutual release of the Released Matters notwithstanding the discovery or existence of any such additional or different facts.

(7) FutureOne, Networld and Eck warrant and represent to each other that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity not a party hereto, any of the Released Matters or any part or portion thereof. Each of the Parties to this Agreement shall indemnify and hold the other harmless from and against any claim, demand, damage, liability, obligation, cost, expense, lien, action, or cause of action, including costs and reasonable attorney's fees, arising out of or in connection with any breach of said warranty and representation.

(8) The Parties agree that the contents and terms of this Agreement shall remain confidential and shall not be disclosed or communicated to any person, including, but not limited to, the media or other public or private forum, except that: (1) the Parties may communicate said content and terms to their attorneys, finance departments or financial advisors and others under their control who have a "need to know" such information; (2) tax preparers and taxing authorities; and (3) the parties may disclose said content and terms as otherwise required by law.

(9) This Agreement embodies the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings. This Agreement may not be amended or modified unless otherwise agreed to in writing and signed by the Parties.

(10) This Agreement is to be governed by and construed in accordance with the laws of the state of Arizona, excluding conflicts of law provisions.

The Parties agree to attempt to settle any dispute or claim arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. If there is a dispute about the interpretation of, or performance under this Agreement, or other claim, serious concern or material issue between the Parties regarding, arising from or related to this Agreement, the Parties will first submit the matter to a panel of two senior executives (one executive chosen by each party) with sufficient authority to resolve the dispute. The panel shall promptly meet and/or confer in a good faith effort to resolve such dispute.

If such internal attempts fail, the dispute shall then be submitted to mediation, arbitration, fact-finding or other form of alternative dispute resolution (ADR) in accordance with the then current rules of the American Arbitration Association. All hearings shall be held in Phoenix, Arizona. The costs of such mediation or other ADR procedure shall be shared equally by the Parties. Any dispute which cannot be resolved between the Parties within three months of the date of the initial demand shall be finally determined judicially.

The use of an ADR procedure under this Section shall not be construed (under such doctrines as laches, waiver or estoppel) to have affected adversely either party's ability to pursue its legal remedies.

The prevailing party in any action arising out of this Agreement shall be entitled to recover its reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled.

(11) This Agreement is freely and voluntarily entered into by each respective Party. The Parties in executing this Agreement do not rely on any inducements, promises or representations made by any of the Parties or their representatives or attorneys, except and unless expressly contained herein.

(12) Should any portion of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

(13) This Agreement may be executed in duplicate counterparts, all of which taken together shall constitute one instrument.

(14) Each party has cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed against any Party.

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the Effective Date herein.


FUTUREONE, INC.                         NETWORLD.COM, INC.


By:                                     By:
   ---------------------------------       ---------------------------------

Print Name:                             Print Name:
           -------------------------               -------------------------

Title:                                  Title:
      ------------------------------          ------------------------------


KENNETH P. ECK

By:
   ---------------------------------

Print Name:
           -------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE


Phoenix, AZ                                                              $64,800
May 30, 2000


IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, FutureOne, Inc., a Nevada corporation ("Maker"), hereby promises to pay to Kenneth P. Eck ("Payee") or his assigns under the terms herein, at Phoenix, Arizona, in lawful money of the United States, the sum of $64,800 together with interest on the unpaid balance at the rate of Eight Percent (8%) per annum, from the date hereof until paid ("Loaned Funds").

The Maker hereby grants to the Payee, and the Payee hereby accepts from the Maker, a security interest in the following property and any and all additions, accessions and substitutions thereto to secure the payment and performance by the Maker under this Promissory Note (the "Collateral").

THAT PORTION OF MAKER'S ACCOUNTS FROM ITS DIVISION, ROCKET SCIENCE CREATIVE (INCLUDING ACCOUNTS RECEIVABLE AND CONTRACT RIGHTS) EQUALING THE SUM OF $64,800 PLUS INTEREST ON THE UNPAID BALANCE AT THE RATE OF 8% PER ANNUM, WHETHER NOW OWNED OR HEREAFTER ACQUIRED, WHETHER NOW EXISTING OR HEREAFTER ARISING, TOGETHER WITH THE RECORDS AND DATA RELATING TO SUCH ACCOUNTS.

Installments of interest and principal on the Loaned Funds in the amount of $5,000 shall be due and payable on the 1st day of each month commencing July 1, 2000, and continuing thereafter on the 1st day of each month thereafter until the entire unpaid principal sum and accrued interest is paid (the "Installment Payments").

The Maker may prepay this Promissory Note, in whole or in part, at any time without penalty. Any payments that are received on this Promissory Note shall be first applied toward accrued interest, and second toward the reduction of principal.

Should default occur in any Installment Payment hereunder, and if said default remains uncured for a period of 15 consecutive days after written demand by the Payee thereof, then the whole sum of unpaid principal and accrued interest due thereunder may become immediately due and payable, at the option of the Payee.

If suit is brought to recover amounts due under the terms of this Promissory Note, the Maker hereby promises to pay reasonable attorney's fees and court costs.

The Maker and any endorsers of this Promissory Note waive diligence, demand, presentment for payment, notice of dishonor and protest, and consent to the extension of time for payment of this Promissory Notice without notice.

This Promissory Note is made in Arizona, and the execution, delivery and performance hereof shall be governed by and construed in accordance with the laws of the State of Arizona.

FUTUREONE, INC.
a Nevada corporation


By:
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